Exhibit 4.1

NUMBER		SHARES
CERT.XXX		*******XXXXXXXX*******
CUSIP G4760X 102
	INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS	ORDINARY SHARES
$0.00267 PAR VALUE ORDINARY SHARES

THIS CERTIFIES THAT	* SPECIMEN *

Is The Owner of	* XXXXXXXXXXXXX *

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF

Indonesia Energy Corporation Limited

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:	XXXXXXXXX

COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

Chief Executive Officer
By:
AUTHORIZED SIGNATURE